CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement No. 333-233373 on Form N-2 of our report dated December 9, 2019 relating to the financial statement of BlackRock Health Sciences Trust II appearing in the Statement of Additional Information and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
January 27, 2020